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                                                                   EXHIBIT 1.1
                        BIOMARIN PHARMACEUTICAL INC.

                                Common Stock

                        (par value $0.001 per share)

                                ------------

                         U.S. Underwriting Agreement

                                ------------

                                                            July_______, 1999


Bank J. Vontobel & Co AG
U.S. Bancorp Piper Jaffray Inc.
(the "Global Coordinators")
As representatives of the several
U.S. Underwriters and Vontobel
Securities Ltd.
c/o U.S. Bancorp
Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN  55402


The Underwriters named in Schedule 1 hereto
(the "U.S. Underwriters") and Vontobel Securities Ltd.

Dear Sirs:

This agreement relates to the proposed offer and sale of up to 4,500,000 shares of common stock, par value $0.001 per share (the "Common Stock") of Biomarin Pharmaceutical Inc., a Delaware corporation (the "Company") pursuant to the issuance and sale by the Company of shares of Common Stock, as follows (the "Offering"):
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(a)  On April 22, 1999, at a meeting of the Board of Directors of the Company duly called and held at which a quorum was present throughout, the Board of Directors duly adopted resolutions authorizing the issuance and sale of an aggregate of ______________ shares of Common Stock (the "U.S. New Shares") by the Company.

(b) The Company proposes, subject to the terms and conditions stated herein, to issue and sell the U.S. New Shares to the U.S. Underwriters as set out herein.

(c) In addition, the Company proposes, subject to the terms and conditions stated herein, to sell to the U.S. Underwriters, at the election of the Global Coordinators, up to _____________ additional shares of Common Stock (the "U.S. Greenshoe Shares"; and together with the U.S. New Shares, the "U.S. Offered Shares").

(d) The total of the U.S. Offered Shares and the International Offered Shares shall not exceed the 4,500,000 shares of Common Stock sold pursuant to the Offering.

1.   Sale, Underwriting, Purchase and Listing
     ----------------------------------------

     Subject to the terms and conditions herein set forth:

     (a) The Company agrees to sell to each U.S. Underwriter named in Schedule 1 hereto the U.S. New Shares with effect from the Closing Date (as defined in Section 4 hereof) at a price to be agreed between the Company and the Global Coordinators pursuant to a separate pricing agreement (the "Offer Price"); and each such U.S. Underwriter agrees, severally and not jointly, to purchase such number of U.S. New Shares as is set forth for such U.S. Underwriter in Schedule 1 from the Company at the Offer Price.

     (b) The Company mandated Bank J. Vontobel & Co AG ("Bank Vontobel") to make an application on its behalf for the shares of Common Stock of the Company issued and outstanding from time to time to be listed for trading with official quotation (Hauptsegment) on the SWX New Market; and Bank Vontobel agreed to make such application and to use its best efforts to obtain such listing as promptly as possible. The Company agrees to provide Bank Vontobel in due time with all documents and information requested by Bank Vontobel to enable Bank Vontobel to make such an application with the SWX New Market.
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                                       3


     (c)  Greenshoe Shares

          (i) To the extent that in connection with the Offering any transactions are carried out for the purpose of covering over-allotments in the sale of the U.S. New Shares or in connection with bona fide stabilization activities in accordance with local laws and regulations, and the Global Coordinators determine on behalf of the U.S. Underwriters that additional shares of Common Stock are needed in connection with such transaction, the Company shall sell the U.S. Greenshoe Shares to the Global Coordinators on behalf of the U.S. Underwriters such number of U.S. Greenshoe Shares as shall be requested by the Global Coordinators at the Offer Price.

          (ii) The Global Coordinators shall notify the Company no later than 10.00 a.m. (Zurich time) on [____________ ___,] 1999
                 (the 30th day after the date of this Agreement) of the number of U.S. Greenshoe Shares which will be required and the time and date for payment for and delivery of such Greenshoe Shares (which time and date shall not be less than two (2) and not more than fifteen (15) business days after the exercise of such option, nor in any event prior to the Closing Date).

          (iii) Each U.S. Underwriter agrees, severally and not jointly, that such U.S. Underwriter will purchase its pro rata share (based on its aggregate obligation to purchase New Shares) of any U.S. Greenshoe Shares at the Offer Price, subject to such adjustments as the Global Coordinators in their absolute discretion shall determine.

     (d) In consideration of the agreement by the U.S. Underwriters to purchase the U.S. Offered Shares as set forth above, the Company shall pay to the U.S. Underwriters aggregate management, selling and underwriting commissions of ___ per cent of the Offer Price for each U.S. Offered Share purchased from it (the "Managers' Commission"). The Global Coordinators shall be entitled to deduct the Managers' Commission from the Offer Price to be paid for the U.S. Offered Shares pursuant to
          Section 4 of this Agreement.

     (e) The Company understands that the U.S. Underwriters and Vontobel Securities Ltd. propose to make a public offering of the U.S. Offered Shares in the United States as soon as the Global Coordinators deem advisable after this Agreement has been executed and delivered. Bank Vontobel will sell U.S. Offered Shares only through its affiliate, Vontobel Securities Ltd. Any U.S. Offered Shares so sold by Vontobel Securities Ltd. will be purchased by Vontobel Securities Ltd. from Bank Vontobel at
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                                       4

          the Closing Date (or the Greenshoe Closing Date as the case may be) at a per share purchase price equal to the Offer Price or such Purchase Price less an amount to be mutually agreed upon by Vontobel Securities Ltd. and Bank Vontobel which amount shall not be greater than the Managers' Commission.

     (f) It is also understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company of an aggregate of ____________ shares of Common Stock (the "International Offered Shares"), including the overallotment option thereunder, through arrangements with certain managers in Switzerland and elsewhere outside the United States (the "International Managers") for whom Bank Vontobel and U.S. Bancorp Piper Jaffray Inc. are acting as lead managers and Global Coordinators. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The U.S. Underwriters hereunder and the International Managers are simultaneously entering into an Agreement between International and U.S. Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Common Stock between the two syndicates. Except as the context may otherwise require, references hereunder to the Offered Shares shall include all the shares of Common Stock which may be sold pursuant to this Agreement or the International Underwriting Agreement.

     (g) In connection with the offer and sale of the International Offered Shares, the Company has prepared a preliminary international prospectus dated July 6, 1999 (the "Initial International Prospectus"), and will prepare a final international prospectus, expected to be dated ____________ ___, 1999 (the "International Prospectus"), each in English, for use in connection with the offer and sale of such shares. The Company hereby confirms that it has authorized the use by the International Managers of the International Preliminary Prospectus and the International Prospectus, as the same may be amended or supplemented by the Company from time to time, in connection with the offer and sale of such shares, for the period during which a prospectus is required by applicable law to be delivered in connection with sales of such shares.

     (h) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-77701) under the Securities Act of 1933, as amended (the "1933 Act") covering the registration of the U.S. Offered Shares and any shares of Common Stock sold hereunder that are sold or resold in the United States in transactions not exempt from registration under Section
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                                       5

          4(1) or 4(3) of the 1933 Act, including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "U.S. Preliminary Prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information or the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the U.S. Underwriters and Vontobel Securities Ltd. for use in connection with the offering of the Offered Shares is herein called the "U.S. Prospectus." If Rule 434 is relied on, the term "U.S. Prospectus" shall refer to the U.S. Preliminary Prospectus dated ____________ ___, 1999 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The Company hereby confirms that it has authorized the use by the U.S. Underwriters and Vontobel Securities Ltd. of each U.S. Preliminary Prospectus and the U.S. Prospectus, as the same may be amended or supplemented by the Company from time to time, in connection with the offer and sale of the U.S. Offered Shares and by underwriters and dealers for purposes of resales of shares of Common Stock in the United States that are not exempt from
          Section 4(1) or 4(3) of the Securities Act. The U.S. Prospectus and the International
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                                       6

          Prospectus are herein collectively called the "Prospectuses" and individually each, a "Prospectus."

2.   Representations and Warranties
     ------------------------------

     (a) The Company represents and warrants, as of the date hereof, to each U.S. Underwriter and Vontobel Securities Ltd. that:

          (i) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any U.S. Prospectus, any U.S. Preliminary Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date (and, if any Greenshoe Shares are purchased, at the Greenshoe Closing Date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Neither any Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time such Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Greenshoe Shares are purchased, at the Greenshoe Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the U.S. Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became
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                                       7

                 effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter or Vontobel Securities Ltd. through the Global Coordinators expressly for use in the Registration Statement or any such Prospectus.

                 Each U.S. Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each U.S. Preliminary Prospectus and the U.S. Prospectus delivered to the U.S. Underwriters and Vontobel Securities Ltd. for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in each Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement and the International Underwriting Agreement, pursuant to employee benefit plans referred to in each Prospectus, pursuant to the conversion of the Company's preferred stock on the Closing Date as described in each Prospectus or pursuant to the exercise of options or warrants referred to in each Prospectus). The shares of issued and outstanding capital stock of the Company, have been duly authorized and validly issued, fully paid and non-assessable and have been issued in compliance with all U.S. federal and state securities laws; none of the outstanding shares of capital stock of the Company, was issued in violation of the preemptive or other similar rights of any security holder of the Company and such security holders are not subject to personal liability by reason of being such holders;

          (iii) Upon delivery of the Offered Shares to be delivered to the U.S. Underwriters pursuant to Section 4 of this Agreement and to the International Managers pursuant to the International Underwriting Agreement on the Closing Date or Greenshoe Closing Date, respectively, and payment therefore as provided herein and therein, it will have delivered good and valid title thereto to the U.S. Underwriters and the International Managers, free and clear of all liens, pledges, encumbrances, equities and claims; and there exists no agreement or
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                                       8

                 arrangement with respect to the voting, sale or disposition of the Offered Shares sold by it;

          (iv) The Offered Shares to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Underwriting Agreement and, when issued and delivered by the Company pursuant to this Agreement and the International Underwriting Agreement against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Offered Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Offered Shares is not subject to the preemptive or other similar rights of any security holder of the Company;

          (v) Except as described in each of the Prospectuses, (i) there are no outstanding securities of the Company convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Common Stock or any other class of shares of the Company; (ii) all of the issued and outstanding capital stock of each subsidiary of the Company (each a "Subsidiary") has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly, free and clear of any liens, pledges, encumbrances, equities or claims; and (iii) none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The Subsidiaries of the Company other than Glyko, Inc., considered in the aggregate as a single Subsidiary do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X;

          (vi) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations;

          (vii) Except as described in each of the Prospectuses, there has been no action, suit, legal or arbitration proceeding by or against the Company or any of its Subsidiaries within the last two years and there is no such proceeding pending that has had, and the Company does not believe that there are any
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                                       9

                  threatened legal or arbitration proceedings by or against it or any of its Subsidiaries which would be reasonably likely, singly or in the aggregate, to have a material adverse effect on the business, financial condition or business prospects of the Company and its Subsidiaries taken as a whole a ("Material Adverse Effect");

          (viii) Except as set forth in the Prospectus, the Company and its Subsidiaries own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof of all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not) which are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted as described in each Prospectus; there are no unresolved claims that the Company or any of its Subsidiaries has infringed the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of others and, to the best knowledge of the Company, no persons are infringing the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of the Company or any of its Subsidiaries, which would be reasonably likely to, singly or in the aggregate, have a Material Adverse Effect;

          (ix) Each of the Company and each of its Subsidiaries has all material concessions, licenses, franchises, permits, authorizations, approvals and orders of and from all governmental regulatory officials and bodies that are necessary to own or lease its properties and to conduct its business as currently conducted;

          (x) No material labor dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent;

          (xi) The Company and each of its Subsidiaries has obtained any permits, consents and authorizations required to be obtained by it under laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively "Environmental Laws") in order to conduct their business as described in the Prospectuses, and any such permits, consents and authorizations remain in full force and effect. The Company and each of its Subsidiaries is in compliance with the Environmental Laws in all material respects, and there is no pending or, to the Company's knowledge, threatened, action or proceeding against the Company or any or its Subsidiaries alleging violations of the Environmental Laws;
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                                       10

          (xii) The Company is not currently prohibited from paying any dividends or from making any other distribution on the Company's or such Subsidiary's capital stock, respectively, out of positive retained earnings or from repaying to the Company or its stockholders, respectively, any loans or advances to such Subsidiary from the Company or to the Company from such stockholders, as the case may be;

          (xiii) Neither the Company nor any of its Subsidiaries is (A) in violation of its charter or by-laws or (B) except as described in each of the Prospectuses, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject;

          (xiv) Since the earlier of (i) the respective dates as of which the information is given in the Registration Statement and each Prospectus or (ii) March 31, 1999, (A) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) there has not been any change in the capital stock of the Company, or any increase in long-term debt of the Company and its Subsidiaries taken as a whole (except (i) as described in each Prospectus, (ii) pursuant to this Agreement and the International Underwriting Agreement, (iii) pursuant to grants under employee benefit plans referred to in each Prospectus, (iv) pursuant to the conversion of the Company's preferred stock on the Closing Date as described in each Prospectus or (v) pursuant to the exercise of options or warrants referred to in each Prospectus) and (C) there has not been any material adverse change, or any development reasonably likely to result in a material adverse change, in or affecting the condition (financial or otherwise), business, business prospects, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole;

          (xv) The financial statements included in the Registration Statement and each Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of (i) the Company and its subsidiaries
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                                       11

                  and (ii) Glyko, Inc. at the dates indicated and the statements of operations, stockholders' equity and cash flows of (i) the Company and its subsidiaries and (ii) Glyko, Inc. for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. No other financial statements or schedules are required to be included in the Registration Statement and each Prospectus. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial data included in each Prospectus have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement;

          (xvi) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to enter into this Agreement and the International Underwriting Agreement and consummate the transactions contemplated herein and therein (in the case of the Company) and to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction other than its jurisdiction of incorporation in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

          (xvii) Each of this Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company and (other than the provisions of Section 10 hereof, as to which the Company makes no representation) constitutes the legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity;

          (xviii) The execution, delivery and performance of this Agreement and the International Underwriting Agreement by the Company and the consummation of the transactions contemplated herein (including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described in each Prospectus under the heading

                  "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the International Underwriting Agreement have been duly authorized by all necessary corporate action and do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, be reasonably likely to result in a Material Adverse Effect or impair the ability of the Company to consummate, or otherwise materially adversely affect, the transactions contemplated herein and in the International Underwriting Agreement), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

          (xix) Other than as may be required under the securities laws of jurisdictions outside the United States, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the International Underwriting Agreement, in connection with the offering, issuance or sale of the Offered Shares hereunder or under the International Underwriting Agreement or the consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, except (i) such as have been already obtained and are in full force and effect or as may be required under the 1933 Act or the 1933 Act Regulations or United States state securities laws, (ii) such as have been obtained from the National Association of Securities Dealers Inc., (iii) such as
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                                       13

                  have been obtained under the laws and regulations of jurisdictions outside the United States in which the Offered Shares are offered, (iv) the approval for listing of the Common Stock by the SWX New Market, or (v) as may be required by the U.S. Securities and Exchange Commission for the performance of the Company's obligations under Section 10 hereof;

          (xx) There are no contracts or documents which are required to be described in the Registration Statement or each Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required;

          (xxi) The Company is not, and upon the issuance and sale of the Offered Shares as contemplated herein and in the International Underwriting Agreement and the application of the net proceeds therefrom as described in each Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

          (xxii) There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or, except as described in each Prospectus, otherwise registered by the Company under the 1933 Act;

          (xxiii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder, or is exempt therefrom;

          (xxiv) Except as disclosed in each Prospectus and except as may be required by the laws of jurisdictions outside the United States, no issue, stamp or other transactional duty or tax is payable by or on behalf of any purchaser of Offered Shares from the Company or the U.S. Underwriters or the International Managers in connection with the sale and delivery by it of Offered Shares to or for the respective accounts of such purchaser or the U.S. Underwriters in the manner contemplated by this Agreement or the International Managers in the manner contemplated by the International Underwriting Agreement;

          (xxv) The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in each Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in each Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;

          (xxvi) The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in subsection (xv) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined;

          (xxvii) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the U.S. Offered Shares other than any U.S. Preliminary Prospectus or the U.S. Prospectuses or other materials permitted by the 1933 Act to be distributed by the Company;

          (xxviii) The U.S. Offered Shares have been conditionally approved for inclusion on the Nasdaq National Market subject only to official notice of issuance and, on the date the Registration Statement became or becomes effective, the Company's Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), became or will become effective;

          (xxix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
                     (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (xxx) Other than as contemplated by this agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this agreement or the consummation of the transactions contemplated hereby;

          (xxxi) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock;

          (xxxii) There are no business relationships or related party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required;

          (xxxiii) Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus;

          (xxxiv) The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA") established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 40 1 (a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; and

          (xxxv) Except as set forth in the Prospectus, the Company is reviewing its computer systems, software products and other business systems to evaluate whether they will experience any error or interruption as a result of an inability to properly recognize the Year 2000 (the "Year 2000 Problem") and is assessing whether the Company's suppliers, providers, contractors and collaborators will experience any Year 2000 Problems that will adversely affect the Company. Except as disclosed in the Prospectus, the Company is not aware that it will experience any Year 2000 Problems or that any of its suppliers, providers, contractors or collaborators will experience any problems in connection with the Year 2000 Problem that will adversely affect the Company.

3.   Offering by the U.S. Underwriters
     ---------------------------------

     It is understood that the U.S. Underwriters and Vontobel Securities Ltd. propose to offer the U.S. Offered Shares for sale to the public as set forth in the U.S. Prospectus.

4.   Delivery and Payment
     --------------------

     (a) The U.S. Offered Shares will be delivered by the Company to the U.S. Underwriters against payment of the purchase price, in U.S. dollars, therefor by certified or official bank check or other next day funds payable to the order of the Company, at the offices of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the U.S. Offered Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "Closing Date." If the Global Coordinators so elect, delivery of the U.S. Offered Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Global Coordinators. Certificates representing the U.S. Offered Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Closing Date at the offices of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

     (b) The U.S. Greenshoe Shares will be delivered by the Company, as appropriate, to you for the accounts of the U.S. Underwriters against payment of the purchase price therefor by certified or official bank check or other next day funds payable to the order of the Company, as appropriate, at the offices of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the date and time, as determined by the Global Coordinators, when the U.S. Greenshoe Shares are to be delivered (the "Greenshoe Closing Date"). If the Global Coordinators so elect, delivery of the Greenshoe Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Global Coordinators. Certificates representing the Greenshoe Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

     (c) It is understood that the Global Coordinators, individually and not as representatives of the U.S. Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any U.S. Underwriter for the U.S. Offered Shares to be purchased by such U.S. Underwriter. Any such payment by the Global Coordinators shall not relieve any such U.S. Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the U.S. Underwriters an unincorporated association or partner with the Company.

     (d) The documents to be delivered on the Closing Date and the Greenshoe Closing Date, respectively, by or on behalf of the parties hereto pursuant to Section 7 hereof will be delivered at the offices of Wilson Sonsini Goodrich & Rosati, professional corporation, or at such other location as the parties hereto may agree (the "Closing Location") on the Closing Date or the Greenshoe Closing Date, as the case may be.

5.   Agreements
     ----------

     (a) The Company agrees with each U.S. Underwriter and Vontobel Securities Ltd. as follows:

          (i) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinators immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the U.S. Prospectus or any amended U.S. Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the U.S. Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (ii) The Company will give the Global Coordinators notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to any Prospectus, will furnish the Global Coordinators with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinators or counsel for the U.S. Underwriters and Vontobel Securities Ltd. and the International Managers shall object in good faith.

          (iii) The Company has furnished or will deliver to the U.S. Underwriters and Vontobel Securities Ltd. and counsel for the U.S. Underwriters and Vontobel Securities Ltd. and the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Underwriters and Vontobel Securities Ltd., without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters and Vontobel Securities Ltd. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters and Vontobel Securities Ltd. will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iv) The Company has delivered to each U.S. Underwriter and Vontobel Securities Ltd., without charge, as many copies of each U.S. Preliminary Prospectus as such reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter and Vontobel Securities Ltd., without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter or Vontobel Securities Ltd. may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters and Vontobel Securities Ltd. will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will furnish to each U.S. Underwriter and Vontobel Securities Ltd., without charge, such number of copies of the International Prospectus (as amended or supplemented) as such U.S. Underwriter or Vontobel Securities Ltd. may reasonably request.

          (v) The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and the International Underwriting Agreement and in the Prospectuses. If at any time when a prospectus is required by applicable law to be delivered by the U.S. Underwriters in connection with sales of the U.S. Offered Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the U.S. Underwriters and Vontobel Securities Ltd. and the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that such Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of applicable law, the Company will (i) with respect to the U.S. Prospectus, promptly prepare and file with the Commission, subject to Section 5(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus comply with such requirements, (ii) with respect the International Prospectus, supplement such prospectus to correct such statement or omission and (iii) the Company will furnish to the U.S. Underwriters and Vontobel Securities Ltd. such number of copies of such amendment or supplement as the U.S. Underwriters and Vontobel Securities Ltd. may reasonably request.

          (vi) The Company will use its best efforts, in cooperation with the U.S. Underwriters and Vontobel Securities Ltd., to qualify the Offered Shares for offering and sale under the applicable securities laws of the United States and such other jurisdictions (domestic or foreign) as the Global Coordinators may designate and to maintain such qualifications in effect for so long as may be required for purposes of distribution of the Offered Shares; provided,
                                                                 --------
                 however, that the Company shall not be obligated to
                 -------
                 file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction.

          (vii) During a period of five years commencing with the date hereof, the Company will furnish to the Global Coordinators, and to each U.S. Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., NASDAQ or any securities exchange.

          (viii) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
                 Section 11(a) of the 1933 Act.

          (ix) The Company will use the net proceeds received by it from the sale of the Offered Shares in the manner specified in each Prospectus under "Use of Proceeds".

          (x) The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

          (xi) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 of the 1933 Act Regulations.

          (xii) The Company will furnish to the SWX New Market, through Bank Vontobel, any and all documents (including, without limitation, an updated excerpt from the commercial register), instruments, information and warranties that may be requested by Bank Vontobel in order to obtain and maintain the listing of the Common Stock for trading with official quotation on the SWX New Market. The Company will sign the Initial International Prospectus and the International Prospectus and any other necessary documents to conform with the listing requirements of the SWX New Market, and will deliver the same to Bank Vontobel in due course to ensure the timely listing of the Common Stock.

          (xiii) It will bear and pay any issue, stamp or other transactional duty or tax (including interest and penalties, if any) payable in connection with the issue and sale of the Offered Shares.

          (xiv) So long as the Common Stock is listed on the SWX New Market, the Company shall comply with the publicity guidelines of the listing rules of the SWX New Market.

          (xv) The Company will not without the prior written consent (which consent may be withheld at the sole discretion of U.S. Bancorp Piper Jaffray Inc. and Bank Vontobel) issue, sell or otherwise transfer, or announce the intent to issue, sell or otherwise transfer any shares of Common Stock or other securities convertible or exchangeable into shares of Common Stock or representing rights to subscribe for shares of Common Stock, for a period from the date hereof until 180 days from the date of the commencement of the public offering of the U.S. Offered Shares by the U.S. Underwriters (other than (i) pursuant to the exercise of options and warrants outstanding as of the date hereof or conversion of convertible securities outstanding on the date hereof, (ii) pursuant to the exercise of options granted, or the purchase of shares, under the Company's stock plans existing on the date hereof or (iii) to Genzyme Corporation as described in the Prospectus).

          (xvi) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company's directors, officers and greater than 1% shareholders stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to purchase Common Stock, except to the U.S. Underwriters pursuant to this agreement, for a period of 180 days after commencement of the public offering of the U.S. Offered Shares by the U.S. Underwriters.

          (xvii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the 1933 Act which have not been so disclosed in the Registration Statement.

          (xviii) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (xix) The Company will inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the U.S. Offered Shares by the U.S. Underwriters if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

          (xx) The Company will list the Common Stock for quotation on the Nasdaq National Market ("Nasdaq").

6.   Payment of Expenses
     -------------------

     The Company covenants and agrees with the several U.S. Underwriters and Vontobel Securities Ltd. that whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, in addition to its other obligations hereunder and under the International Underwriting Agreement, it will bear the following costs:

     (a) such expenses and listing fees as required in connection with the listing of the Common Stock on the SWX New Market and the cost of the listing advertisement and the listing of the Common Stock on Nasdaq;

     (b) all expenses in connection with the preparation, printing and filing of each Preliminary Prospectus, and any Term Sheets and each Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the U.S. Underwriters and the International Managers;

     (c) the out-of-pocket expenses (including fees and disbursements of legal counsel to the U.S. Underwriters and Vontobel Securities Ltd. and the International Managers) incurred by the Global Coordinators on behalf of the U.S. Underwriters and Vontobel Securities Ltd. and the International Managers in connection with the transactions contemplated by this Agreement and the International Underwriting Agreement;

     (d) the cost and expenses of the Global Coordinators in connection with "road show" presentations to be made to prospective investors;

     (e) the cost of preparing certificates in definitive form representing Offered Shares if required by the initial purchasers thereof in connection with the Offering;

     (f) all expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto;

     (g) the fees and expenses of the Company's counsel, accountants and other advisors;

     (h) all expenses in connection with the qualification of the Offered Shares under securities laws in accordance with the provisions of
          Section 5(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters and Vontobel Securities Ltd. and the International Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto;

     (i) all expenses in connection with the preparation, printing and delivery to the U.S. Underwriters and Vontobel Securities Ltd. and the International Managers of copies of the Blue Sky Survey and any supplement thereto;

     (j) the fees and expenses of any transfer agent or registrar for the Offered Shares; and

     (k) the filing fees incident to, and the reasonable fees and disbursements of counsel to the U.S. Underwriters and Vontobel Securities Ltd. and the International Managers in connection with, the review by the NASD of the terms of the sale of the Offered Shares provided, however, that the Company shall not bear the portion of such costs that exceed, if at all, either (a) $400,000 if the aggregate offering price of the Offered Shares equals or exceeds $40,000,000, or (b) $200,000 if the aggregate offering price of the Offered Shares is less than $40,000,000.

7.   Conditions Precedent
     --------------------

     (a) The obligations of the several U.S. Underwriters to purchase and pay for the U.S. Offered Shares are subject to the satisfaction of the following conditions precedent:

          (i) the Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters and Vontobel Securities Ltd. and the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b);

          (ii) each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the U.S. Greenshoe Shares, at the Greenshoe Closing Date, as if made at the Closing Date and, with respect to the U.S. Greenshoe Shares, at the Greenshoe Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the U.S. Greenshoe Shares, at or prior to the Greenshoe Closing Date shall have been performed, fulfilled or complied with in all material respects;

          (iii) approval by the Admission Board (Zulassungsstelle) of the SWX New Market of the application for the Common Stock to be listed for trading with official quotation on the SWX New Market and approval by Nasdaq of the application for the Common Stock to be listed for quotation on Nasdaq;

          (iv) delivery to the U.S. Underwriters, except to the extent waived by the Global Coordinators in writing (x) on the Closing Date and (y) on the Greenshoe Closing Date (except items A(dd), B(bb)) and D):

                (A) legal opinions from (aa) Wilson, Sonsini, Goodrich & Rosati,
                    Professional Corporation, U.S. counsel to the Company, substantially in the form attached hereto as Schedule 4,
                    (bb) Howery & Simon, patent counsel to the Company, substantially in the form attached hereto as Schedule 5,
                    (cc) Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to the Company, regarding regulatory matters substantially in the form attached hereto as
                    Schedule 6, and (dd) Cooley Godward LLP, U.S. counsel to the U.S. Underwriters with respect to the formation of the Company, the validity of the securities, the Registration Statement, the U.S. Prospectus, and other related matters as may reasonably be requested and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

               (B) a certificate addressed to the U.S. Underwriters and Vontobel Securities Ltd. signed by the Company and dated the Closing Date (or the Greenshoe Closing Date with respect to the Greenshoe Shares) to the effect stated in Section 7(a)(i) and (ii) and to the effect that the signers of said certificate have carefully examined the Registration Statement and the Prospectuses, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, other than statements and information required to be included therein under the laws of jurisdictions outside the United States, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, as amended or supplemented, do not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the U.S. Prospectus and the International Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectuses, there has not been any change, in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or' warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than options granted since May 31, 1999 under the Company's option plans described in the Prospectus to purchase up to ______ shares of common stock of the

                    Company) or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, and (D) except as stated in the Registration Statement and the Prospectuses, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole;

               (C) a comfort letter from the auditors of the Company substantially in the agreed form;

               (D) a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of the Closing Date or a date as near thereto as possible and a copy of the Company's Bylaws in effect as of the Closing Date, certified by the Secretary of the Company;

          (v) delivery of the resolutions of the Board of Directors of the Company authorizing and approving the Offering and all actions taken or to be taken in connection therewith including, without limitation, the execution and delivery of this Agreement and the International Underwriting Agreement and the implementation of all transactions contemplated hereby and thereby, certified by the Secretary of the Company;

          (vi) each of the persons listed on Schedule 2 hereto (consisting of the executive officers and directors of the Company and all 1% or greater stockholders other than those stockholders listed on Schedule 3.1 hereto) shall have executed and delivered a lock-up letter substantially in the form attached hereto as Schedule 3;

          (vii) execution and delivery of a pricing agreement between the Company and the Global Coordinators substantially in the agreed form;

          (viii) neither a U.S. Underwriter nor Vontobel Securities Ltd. shall have advised the Company that the Registration Statement or the Prospectuses, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in their opinion, is material, or omits to state a fact which, in their opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading; and

          (ix) except as contemplated in the Prospectuses, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than options granted since May 31, 1999 under the Company's option plans described in the Prospectus to purchase up to ______ shares of common stock of the Company) or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, that, in the judgment of the U.S. Underwriters or Vontobel Securities Ltd., makes it impractical or inadvisable to offer or deliver the Offered Shares on the terms and in the manner contemplated in the Prospectuses.

          Documents in the agreed form means documents in the form signed for identification on the date hereof by Cooley Godward LLP.

     (b) If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of the U.S. Greenshoe
          Shares on the Greenshoe Closing Date, the obligations of the several U.S. Underwriters to purchase the U.S. Greenshoe Shares, may be terminated by the Global Coordinators by notice to the Company at any time at or prior to the Closing Date or the Greenshoe Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except that (i) any liability (including as to indemnification) as a result of any prior breach of the provisions of this Agreement or the International Underwriting Agreement shall continue in full force and effect; and (ii) the obligations of the Company to pay to the Global Coordinators the costs, charges and expenses, to the extent incurred, as provided for in Section 6 shall continue in full force and effect.

8.   Effective Date of this Agreement This agreement shall become effective at
     --------------------------------
     10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as the U.S. Underwriters and Vontobel Securities Ltd. in their discretion shall first release the U.S. Offered Shares for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as the U.S. Underwriters and Vontobel Securities Ltd. in their discretion shall first release the U.S. Offered Shares for sale to the public. For the purpose of this Section, the U.S. Offered Shares shall be deemed to have been released for sale to the public upon release by the U.S. Underwriters and Vontobel Securities Ltd. of the publication of a newspaper advertisement relating thereto or upon release by the U.S. Underwriters and Vontobel Securities Ltd. of telexes offering the U.S. Offered Shares for sale to securities dealers, whichever shall first occur.

9.   Termination
     -----------

     (a) The Global Coordinators (on behalf of the U.S. Underwriters and Vontobel Securities Ltd.) may, by notice to the Company, terminate this Agreement at any time whereupon the obligation of the U.S. Underwriters to purchase and pay for the U.S. Offered Shares and to procure investors shall terminate if, in the opinion of the Global Coordinators, (i) there has been, since the time of execution of this Agreement, any material adverse change in the financial condition, earnings or business affairs of the Company and its Subsidiaries considered as one enterprise or (ii) there has occurred any material adverse change in the financial markets in the United Kingdom, the United States, Switzerland or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions in the United Kingdom, the United States or Switzerland and the effect of any such material adverse change, outbreak, escalation, calamity, crisis, change or development is such as to make it impossible or impracticable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares, or (iii) trading generally on either the SWX New Market, the London Stock Exchange or the New York Stock Exchange or Nasdaq has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the United States Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a banking moratorium has been declared by the United States, New York State, Switzerland or the United Kingdom, or (v) there has been a material change, or an official announcement by a competent authority of a prospective material change, in Swiss, United Kingdom or United States taxation affecting the transfer of the Common Stock, or (vi) there has been any material adverse change in currency rates between the U.S. dollar and the Swiss franc, or (vii) additional exchange controls are imposed by Switzerland or the United States.

     (b) In the event that a pricing agreement is not entered into by _______ __, 1999, the Global Coordinators (on behalf of the U.S. Underwriters and Vontobel Securities Ltd.) may, by notice to the Company, terminate this Agreement.

     (c) In the event that the Company shall fail at the Closing Date to sell and deliver the number of Offered Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

     (d)  In the event that this Agreement is terminated pursuant to this
          Section 9, the parties to this Agreement shall be released and discharged from their respective obligations hereunder except for any liability (including as to indemnification) of any party hereto as a result of any prior breach by it of this Agreement and except that the Company shall pay to the Global Coordinators on the costs, charges and expenses, to the extent incurred, as provided for in Section 6.

10.  Indemnification
     ---------------

     (a) The Company will indemnify and hold harmless each U.S. Underwriter and Vontobel Securities Ltd. against any losses, claims, damages or liabilities, joint or several, to which such U.S. Underwriter or Vontobel Securities Ltd. may become subject, under Swiss law, the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus, including any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or any Prospectus, including any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading or (iii) any breach by the Company of its representations, warranties or obligations under this Agreement or the International Underwriting Agreement, and will reimburse each U.S. Underwriter and Vontobel Securities Ltd. for any legal or other expenses reasonably incurred by such U.S. Underwriter or Vontobel Securities Ltd. in connection with defending or investigating any such action or claim as such expenses are incurred;

          In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(a), it will reimburse each U.S. Underwriter and Vontobel Securities Ltd. on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the U.S. Underwriters and Vontobel Securities Ltd. for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the U.S. Underwriters or Vontobel Securities Ltd. that received such payment shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by ____________________ (the "Prime Rate"). Any such interim reimbursement payments which are not made to an U.S. Underwriter or Vontobel Securities Ltd.
          within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

     (b) Each U.S. Underwriter and Vontobel Securities Ltd. will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) (A) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus, including any amendment or supplement thereto or (B) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or any Prospectus, including any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or any Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter or Vontobel Securities Ltd. through the Global Coordinators expressly for use therein, or (ii) any breach by such U.S. Underwriter or Vontobel Securities Ltd. of its representations, warranties or obligations in this Agreement or the International Underwriting Agreement, and will reimburse the Company, for any legal or other expenses reasonably incurred by the Company, in connection with defending any such action or claim as such expenses are incurred.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
          (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than under this Agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall have the option to participate in and to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof including the employment of legal advisors approved by the indemnified party (such approval not to be unreasonably withheld), subject to the payment by the indemnifying party of all expenses; provided, however, that if in the sole judgment of the Global Coordinators it is advisable for the U.S. Underwriters and Vontobel Securities, Ltd. to be represented as a group by separate counsel, the Global Coordinators shall have the right to employ a single counsel to represent the U.S. Underwriters and Vontobel Securities, Ltd. in connection with any liability arising from any claim in respect of which indemnity may be sought by the U.S. Underwriters and Vontobel Securities, Ltd. under subsection (a) of this Section
          10, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party of parties and reimbursed to the U.S. Underwriters and Vontobel Securities, Ltd. as incurred (in accordance with the provisions of the second paragraph of subsection (a) above). The indemnifying party shall not be liable to indemnify any indemnified party for any settlement of any claim, action or demand made without its consent (such consent not to be unreasonably withheld), unless the indemnifying party fails to assume the defense thereof and to employ legal advisors as aforesaid for such purpose.

     (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters and Vontobel Securities Ltd. on the other from the offering of the U.S. Offered Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
          (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the U.S. Underwriters and Vontobel Securities Ltd. on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters and Vontobel Securities Ltd. on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters and Vontobel Securities Ltd., in each case as set forth in the table on the cover page of the Prospectuses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the U.S. Underwriters and Vontobel Securities, Ltd. on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the U.S. Underwriters and Vontobel Securities Ltd. agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the U.S. Underwriters and Vontobel Securities Ltd. were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), neither any U.S. Underwriter nor Vontobel Securities Ltd. shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
          Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 10 shall be in addition to any liability which any of them may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each U.S. Underwriter or Vontobel Securities Ltd. and to each person, if any, who controls, is controlled by or is under common control with any U.S. Underwriter or Vontobel Securities Ltd.; and the obligations of the U.S. Underwriters and Vontobel Securities Ltd. under this Section 10 shall be in addition to any liability which the respective U.S. Underwriters and Vontobel Securities Ltd. may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and stockholder of the Company, to the extent applicable and to each person, if any, who controls, is controlled by or is under common control with any of the foregoing (to the extent applicable).

11.  Representations and Indemnities to Survive
     ------------------------------------------

     The respective indemnities, agreements, warranties and other statements of the Company, and the several U.S. Underwriters and Vontobel Securities Ltd., as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statements as to the results thereof) made by or on behalf of any U.S. Underwriter or Vontobel Securities Ltd. or any officer or director of any U.S. Underwriter or Vontobel Securities Ltd. or any person who controls, is controlled by or is under common control with any U.S. Underwriter or Vontobel Securities Ltd., or made by or on behalf of the Company, or any officer or director of any of the foregoing or any person who controls, is controlled by or is under common control with the Company, and shall remain in full force and effect regardless of any investigation made by or on behalf of any U.S. Underwriter or Vontobel Securities Ltd. or any controlling person thereof or the Company or any of its officers, directors or controlling persons and shall survive delivery of and payment for the Offered Shares.

12.  Reimbursement on Termination or Default
     ---------------------------------------

     If for any reason (other than the default of a U.S. Underwriter in respect of its obligation to purchase any Offered Shares, in which case the Company shall be under no further liability to such U.S. Underwriter) any Offered Shares are not delivered by or on behalf of the Company when and as required herein, the Company will reimburse the U.S. Underwriters and Vontobel Securities Ltd. through the Global Coordinators for all out-of-pocket expenses approved by the Global Coordinators, including fees and disbursements of counsel, reasonably incurred by the U.S. Underwriters and Vontobel Securities Ltd. in making preparations for the purchase, sale and delivery of the Offered Shares not so delivered by the Company, as the case may be, but the Company shall then be under no further liability to any U.S. Underwriter and Vontobel Securities Ltd. in respect of such Offered Shares, except as provided in Sections 6 and 10 hereof.

13.  Stabilization
     -------------

     The Global Coordinators may, to the extent permitted by, and in accordance with, applicable laws and regulations, overallot and effect transactions on the Nasdaq National Market or SWX New Market or otherwise in connection with the offer and sale of the Offered Shares with a view to establishing or maintaining the market price of the Offered Shares at levels which might not otherwise prevail but, in doing so, the Global Coordinators shall act as agent of the U.S. Underwriters and Vontobel Securities Ltd. (as principals) and not as agent of the Company and any profit or loss resulting from such overallotment and stabilization shall be retained or borne (as the case may be) by the U.S. Underwriters and Vontobel Securities Ltd. The Company shall not as a result of any action taken by the Global Coordinators under this Section 13 be obliged to sell to the U.S. Underwriters or Vontobel Securities Ltd. any shares of Common Stock in excess of the number of Offered Shares to be sold as set forth in Section 1 of this Agreement.

14.  Notices
     -------

     All statements, requests, notices and agreements, hereunder shall be in writing with copies to each of the Global Coordinators, and the Company, and (i) if to the U.S. Underwriters or Vontobel Securities Ltd. shall be delivered or sent by international courier, telex or facsimile transmission care of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, 55402, facsimile transmission no. _______________; and (ii) if to the Company shall be delivered or sent by international courier or facsimile transmission to Biomarin Pharmaceutical Inc., 11 Pimental Court, Novato, California, 94949, Attention: Grant W. Denison, Jr., facsimile transmission no. _______________. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.  Successors
     ----------

     This Agreement shall be binding upon, and inure solely to the benefit of, the U.S. Underwriters, Vontobel Securities Ltd. and the Company and, to the extent provided in Section 10 hereof, the officers, directors and stockholders of, and each person who controls, is controlled by or is under common control with the Company or any U.S. Underwriter or Vontobel Securities Ltd., and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Shares from any U.S. Underwriter or Vontobel Securities Ltd. shall be deemed a successor or assign by reason merely of such purchase.

16.  Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York.

17.  Submission to Jurisdiction
     --------------------------

     The Company irrevocably (i) agrees that any legal suit, action or proceeding against it brought by any U.S. Underwriter or Vontobel Securities Ltd. or by any officer or director of any U.S. Underwriter or Vontobel Securities Ltd. or by any person who controls, is controlled by or is under common control with any U.S. Underwriter or Vontobel Securities Ltd. arising out of or based upon this Agreement or the International Underwriting Agreement or the transactions contemplated herein or therein shall be brought in New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such court in any such suit, action or proceeding.

18.  Counterparts
     ------------

     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19.  Severability
     ------------

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity and be replaced by such valid and enforceable provision which the parties bona fide consider to match as closely as possible the invalid or unenforceable provision, attaining the same or a similar economic effect. The remaining provisions of this Agreement shall under all circumstances continue to be binding and in full force and effect.

     If the foregoing is in accordance with your understanding, please sign and return to us __ counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the U.S. Underwriters and Vontobel Securities Ltd., this letter and such acceptance hereof shall constitute a binding agreement between each of the U.S. Underwriters, Vontobel Securities Ltd. and the Company.

                              Very truly yours,

                              BIOMARIN PHARMACEUTICAL INC.


                              By:
                                  -----------------------------------------
                                  Name:
                                  Title:



Accepted as of the date hereof:

BANK J. VONTOBEL & CO AG
U.S. BANCORP PIPER JAFFRAY INC.
 For themselves and as representatives of the U.S.
 Underwriters named in Schedule 1 hereto and Vontobel Securities Ltd.


By:
   ------------------------------
   Name:
   Title:


By:
   ------------------------------
   Name:
   Title:

                                                                    SCHEDULE 1
                                                                    ----------


                              U.S. Underwriters



                                          New Shares           Greenshoe Shares
-------------------------------------------------------------------------------
U.S. Bancorp Piper Jaffray Inc.
-------------------------------------------------------------------------------
Shroders & Co. Inc.
-------------------------------------------------------------------------------
Leerink Swann & Company
-------------------------------------------------------------------------------

Total
-------------------------------------------------------------------------------

                                                                    SCHEDULE 2
                                                                    ----------

         Executive Officers, Directors and 1% and Greater Stockholders

BioMarin Pharmaceutical Inc. Directors and Officers and 1% or more Stockholders who executed the Lock-up Agreement and NASD Questionnaire

1.   Anderson, Raymond W.
2.   Banca Del Gottardo
3.   BB BioVentures L.P.
4.   Cardigan Inc.
5.   Danske & Co.
6.   Denison, Grant W. Jr.
7.   Gadicke, Ansbert
8.   Genzyme Corporation
9.   Glyko Biomedical Ltd.
10.  Grosvenor Fund, L.P.
11.  Kakkis, Emil
12.  Klock, John C.
13.  LaMont Asset Management S.A.
14.  Royal Bank of Canada Trust Company (Jersey) Limited
15.  Rud, Blass & Cie
16.  Sager, Erich
17.  Starr, Christopher
18.  Williams, Gwynn R.

-----------
(1) The lock-up agreement and NASD questionnaire were executed by Florian Schonharting on behalf of BankInvest Biotechnologi who is the beneficial owner of the 333,500 shares of BioMarin Pharmaceutical Inc. Common Stock registered under Danske & Co. This information was furnished to us by Stacey Parnell of Blake Cassels & Graydon, attorney for the investors during the 1998 Common Stock Financing.

                                                                    SCHEDULE 3
                                                                    ----------

                            Form of Lock-up Letter


                         BIOMARIN PHARMACEUTICAL, INC.
                               LOCK-UP AGREEMENT


April ___, 1999

U.S. Bancorp Piper Jaffray
Bank J. VonTobel & Co. AG
Schroders & Co., Inc.
Leerink Swann & Company
  as Representatives of the several Underwriters
345 California Street
San Francisco, CA  94123

Re:     BioMarin Pharmaceutical, Inc. Public Offering

Ladies and Gentlemen:

    The undersigned understands that you, as representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with BioMarin Pharmaceutical, Inc. (the "Company") providing for the public offering (the "Public Offering") by the Underwriters, including yourselves, of shares of common stock of the Company (the "Common Stock") pursuant to a Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission").

    In consideration of the Underwriters' agreement to purchase and undertake the Public Offering of the Company's Common Stock, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of U.S. Bancorp Piper Jaffray on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus for the Public Offering (the "Lock-Up Period"), (1) offer, pledge, sell, lend, contract to sell (including, without limitation, any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned directly by the undersigned or with respect to which the undersigned has or acquires beneficial ownership within the meaning of the rules and regulations of the Commission (collectively the "Shares") (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly announce the undersigned's intention to do any of the foregoing. The foregoing sentence shall not apply to transactions relating to Shares acquired in the Public Offering by the Underwriters.


    Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any securities of the Company either during his or her lifetime or on death by gift, will or intestacy to his or her immediate family or to a trust, the beneficiaries of which are exclusively the undersigned, and/or a member or members of his or her immediate family; provided, however, that in each such case described in this paragraph the transferee enters into a lock-up agreement in substantially the form hereof covering the remainder of the Lock-Up Period under this Agreement. For purposes of this Agreement, "immediate family" shall mean spouse, lineal descendant, father mother, brother or sister of the transferor.

    The undersigned now has and except as contemplated by the preceding paragraph, for the duration of the Lock-Up Period will have, good and marketable title to the Shares, free and clear of all liens, claims and encumbrances.

    In addition, the undersigned agrees that, without the prior written consent of U.S. Bancorp Piper Jaffray on behalf of the Underwriters, it will not, during the Lock-Up Period make any demand for or exercise any right with respect to, the registration of any such Shares or any security convertible into or exercisable or exchangeable for such Shares and hereby waives any rights to receive notice of the Public Offering.

    The undersigned confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's legal representatives successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of any Shares held by the undersigned except in compliance with the terms and condition of this Agreement. The undersigned also understands that the Company and the Underwriters will proceed with the Public Offering in reliance on this Agreement.

    Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Underwriters. Notwithstanding anything else herein, in the event the Registration Statement is not declared effective by the Commission on or prior to April 30, 2000, the terms and provisions of this Agreement shall be of no further force or effect.

                                 Very truly yours,

                                 ____________________________________________
                                 (Print name)

                                 ____________________________________________
                                 (Signature)

                                 By:_________________________________________
                                 (Name and title of signatory, if stockholder
                                 is an entity)

                                 ____________________________________________
                                 (Address)

                                 ____________________________________________

                                                            SCHEDULE 3.1
                                                            ------------



BioMarin Pharmaceutical Inc. Stockholders who did not turn in the lock-up agreement and NASD questionnaire

1.   Argentiere Holdings Ltd.
2.   Clariden Biotechnology Equity Fund
3.   Fondation Limbau, Vaduz
4.   Gerlach & Company
5.   John S. Glass
6.   Hare & Co.
7.   Swiss Bank Corporation
8. H. Donald & June M. Stork Irrevokable Trust Dated October 21, 1995, Morey S. Rosenbloom, Trustee

                                                                    SCHEDULE 4
                                                                   -----------


                       Company Counsel form of Opinion

     (i) Each of the Company and Glyko, Inc. has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and Glyko, Inc. has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which, whether by reason of the ownership of property or the conduct of business, the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and Glyko, Inc., taken as a whole.

     (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-law's or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. Except as otherwise stated in the Registration Statement and Prospectus, to the best of such counsel's knowledge, neither, the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

     (iii) All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to the best of such counsel's knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. To the best of such counsel's knowledge, except, as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from any shares of the capital stock of the Company or any subsidiary of the Company.

     (iv) The Registration Statement has become effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

     (v) The statements (A) in the Prospectus: (i) relating to the agreements and joint venture with Genzyme; (ii) relating to the convertible promissory notes issued by the Company (iii) under the captions "Risk Factors--Anti-takeover provisions in out charter documents and under Delaware law any make an acquisition of us, which may be beneficial to our stockholders, more difficult"; "Shares eligible for future sale: the sale of a substantial number of shares of common stock could cause the market price of our common stock to decline"; "Business--Corporate Collaborations"; "Business--Legal Proceedings"; "Management--1998 Director Option Plan"; "Management--Employment Agreements"; "Management--Employee Benefit Plans"; "Certain Transactions"; "Description of Capital Stock"; "Shares Eligible for Future Sale"; and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and are fair summaries of such legal matters,
documents or proceedings.   To the best of such counsel's knowledge,  no
contracts or documents required to be included as exhibits to the Registration Statement that are not included as required.

     (vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body in the United States is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the 1933 Act or state securities laws.

     (viii) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws.

     (ix) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto, comply as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations. That while such counsel have not independently verified the accuracy or completeness of the Registration Statement, such counsel have no reason to believe that the Registration Statement (except the financial statements and schedules and other financial and statistical data contained therein and derived from the Company's financial statements or financial records, as to which such counsel need express no opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except the financial statements and schedules and other financial and statistical data contained therein and derived from the Company's financial statements or financial records, as to which such counsel need express no opinion or belief) as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (x) Such other matters as you may reasonably request.

     In rendering such opinion such counsel may rely (i) as to matters of law other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of California or federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

                                                                    SCHEDULE 5
                                                                   -----------


                       Patent Counsel Form of Opinion


     (i) Such patent counsel has no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to Intellectual Property Rights owned or used by the Company, or the manner of the manner of use of such Intellectual Property Rights, or any allegation on the part of any person that the Company is infringing any Intellectual Property Rights of another or (B) omits to state any material fact with respect to Intellectual Property Rights owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any Intellectual Property Rights of such person, that is required to be stated therein or necessary to make the statements therein not misleading.

     (ii) Except as disclosed in the Prospectus, to the best of such patent counsel's knowledge, the Company is not under any obligation to pay to any third party royalties or fees of any kind whatsoever with respect to the Intellectual Property Rights developed, employed, or used in the Company's business as currently conducted and as proposed to be conducted as disclosed in the Prospectus.

     (iii) To the best of such patent counsel's knowledge, there are no legal or governmental proceedings pending with respect to the Company's Intellectual Property Rights, and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

     (iv) To the best of such patent counsel's knowledge, the Company is not infringing or otherwise violating any Intellectual Property Rights of others, and, to the best of such patent counsel's knowledge, there are no infringements by others of the Company's Intellectual Property Rights.

     (v) Such patent counsel does not know of any material contracts or other documents relating to the Company's Intellectual Property Rights that are not described in the Registration Statement.

                                                                    SCHEDULE 6
                                                                   -----------


                     Regulatory Counsel Form of Opinion


     (i) The statements of federal law or regulation contained in the Prospectus under the captions "Risk Factors--If we fail to obtain regulatory approval to commercially manufacture or sell any of our future drug products, or if approval is delayed, we will be unable to generate revenue from the sale of our products"; "Risk Factors--If we fail to obtain orphan drug exclusivity for our products, our competitors may sell products to treat the same conditions and our revenues may be reduced"; "Business--Products Under Development"; "Business-- Government Regulation" and other references in the Registration Statement and Prospectus to regulatory matters are, in all material respects, correct and accurate statements or summaries of applicable federal law and regulation, and fairly present the information disclosed therein.

     (ii) Such regulatory counsel has no reason to believe that the Registration Statement or the Prospectus contains any untrue statement of a material fact with respect to government regulation or regulations concerning clinical trials.

     (iii) To the best of such regulatory counsel's actual knowledge without further investigation, the Company's business, as currently conducted and as described in the Registration Statement and Prospectus, does not violate the Federal Food, Drug and Cosmetic Act or any Food and Drug Administration ("FDA") rule or regulation, and, to the best of such regulatory counsel's knowledge, there are no FDA or judicial administration proceedings pending or threatened against the Company.